Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our reports dated April 16, 2009, April 30, 2009, and January 4, 2010 with respect to the consolidated financial statements of John Hancock Life Insurance Company (U.S.A.) and John Hancock Life Insurance Company and the supplemental consolidated financial statements of John Hancock Life Insurance Company (U.S.A.), respectively, which are contained in the Statement of Additional Information in the initial Registration Statement (Form N-6) Majestic Variable COLI and related Prospectus of John Hancock Variable Life Account UV.

/s/ Ernst & Young LLP

Boston, Massachusetts

January 4, 2010

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated April 14, 2009 with respect to the financial statements of John Hancock Life Account UV of John Hancock Life Insurance Company, which are contained in the Statement of Additional Information in the initial Registration Statement (Form N-6) Majestic Variable COLI and related Prospectus of John Hancock Variable Life Account UV.

/s/ Ernst & Young LLP

Toronto, Canada

January 4, 2010